Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated October 29, 2010, with respect to the consolidated financial statements and financial statement schedule of Masergy Communications, Inc., contained in Amendment No. 1 to the registration statement and prospectus. We consent to the use of the aforementioned report in Amendment No. 1 to the registration statement and prospectus, and to the use of our name under the caption “Experts.”

/s/ Grant Thornton LLP
Dallas, Texas
December 3, 2010